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                                                                   Exhibit 10.73

                     Brown & Sharpe Manufacturing Company
                                Precision Park
                              200 Frenchtown Road
                     North Kingstown, Rhode Island  02852


                                   AGREEMENT


By and between,

Mr. Antonio APARICIO, of Spanish nationality, residing at Chemin de Perreaz, 46, CH - 1008 Prilly,

and,

Tesa S.A., a company under Swiss law with is head office at Rue du Bugnon 38, CH - 1020 Renens.

Preamble
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Mr. A. Aparicio is employed by TESA since October 1, 1973.

On May 18, 1995, Mr. A. Aparicio was nominated as managing director and general manager of TESA S.A.

In addition to that, he is also chairman of the Board of Directors of TESA S.A.

Because of the functions and responsibilities incumbent upon Mr. A. Aparicio and which he has accepted, the parties have agreed as follows:

1.   Time for cancellation

     The work contract binding the two parties can only be canceled by one or the other party through a notice by recorded delivery letter at least six months in advance by the end of a month.

2.   Compensation in case of dismissal

     If TESA S.A. decides to cancel the work contract of Mr. A. Aparicio, TESA S.A. undertakes to pay him, at the end of the work relationship, compensation corresponding
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     to the gross income, including the standard entertainment allowance, that
     Mr. A. Aparicio received from TESA S.A. for the activities described above during the twelve months preceding the effective cancellation date.

3.   Covenant not to compete

     If it is Mr. A. Aparicio who cancels his work contract, TESA S.A. can forbid him to exercise, for his own account or for the account of a third party, an activity which would compete with TESA S.A. on the territory where this company had its business and during the two years following the end of the work relationship.

     In case TESA S.A. intends to take advantage of this provision, it shall inform Mr. A. Aparicio of it in the month following receipt of the cancellation notice of Mr. A. Aparicio and shall pay a compensation similar to that provided in Article 2 above.

     In case of violation of this prohibition not to compete, Mr. A. Aparicio shall return to TESA S.A. the compensation he received as such. In addition, TESA S.A. reserves the right to demand the immediate cessation of this competition.

4.   This agreement enters into force and effect on the date it is signed.

Thus executed in Renens in three copies on October 17, 1995.


                                             For TESA S.A.


- -----------------                            ---------------------------
Antonio Aparicio                             Frank T. Curtin, Director


                                             ---------------------------
                                             Marisol Ferrisse, Director